UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September, 14, 2018
IRADIMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of Principal Executive Offices)	(Zip Code)

(407) 677-8022
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements of Certain Officers

Iradimed Corporation (the “Company”) has entered into an employment agreement modification dated as of September 14, 2018 with John McCreery, the Chief Operating Officer of the Company. This modification amends the existing employment agreement dated as of March 27, 2017 between the Company and Mr. McCreery to increase Mr. McCreery’s annual bonus from 30% of his base salary to 50% of his base salary, which amount may be adjusted based on the overall profitability of the Company and his individual performance. The other terms of the existing employment agreement remain unchanged. This summary description is qualified in its entirety by reference to the employment agreement modification between the Company and Mr. McCreery, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has entered into an employment agreement with Louis Waldman, dated as of September 18, 2018, in connection with Mr. Waldman’s position as Controller. Pursuant to his employment agreement, Mr. Waldman’s salary will be $181,670 per year and he is eligible for an annual bonus based on the overall profitability of the Company and his individual performance. The employment agreement continues until terminated by us or by Mr. Waldman in accordance with the terms of the agreement. If Mr. Waldman is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to six months base salary. The agreement also contains non-solicitation, non-compete and confidentiality provisions.

This summary description is qualified in its entirety by reference to the employment agreement between the Company and Mr. Waldman, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has entered into an employment agreement with Francis Casey, dated as of September 21, 2018, in connection with Mr. Casey’s position as Vice President of Regulatory and Quality Assurance. Pursuant to his employment agreement, Mr. Casey’s salary will be $158,912 per year and he is eligible for an annual bonus based on the overall profitability of the Company and his individual performance. The employment agreement continues until terminated by us or by Mr. Casey in accordance with the terms of the agreement. If Mr. Casey is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to six months base salary. The agreement also contains non-solicitation, non-compete and confidentiality provisions.

This summary description is qualified in its entirety by reference to the employment agreement between the Company and Mr. Casey, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement Modification, dated as of September 14, 2018 by and between Iradimed Corporation and John McCreery

10.2	Employment Agreement, dated as of September 18, 2018 by and between Iradimed Corporation and Louis Waldman

10.3	Employment Agreement, dated as of September 21, 2018 by and between Iradimed Corporation and Francis Casey

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IRADIMED CORPORATION

Date: September 24, 2018
	By:	/s/ Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement Modification, dated as of September 14, 2018 by and between Iradimed Corporation and John McCreery

10.2	Employment Agreement, dated as of September 18, 2018 by and between Iradimed Corporation and Louis Waldman

10.3	Employment Agreement, dated as of September 21, 2018 by and between Iradimed Corporation and Francis Casey